SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2002

CORVEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 1020, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events

     On April 11, 2002, the Board of Directors of CorVel Corporation (the “Company”) approved an amendment to the Company’s existing stockholder rights agreement (the “Rights Agreement”) to extend the expiration date of the rights to February 10, 2012, increase the initial exercise price of each right to $118 and enable Fidelity Management & Research Company and its affiliates to purchase up to 18% of the shares of common stock of the Company without triggering the stockholder rights. The limitations under the Rights Agreement remain in effect for all other stockholders of the Company. The Rights Agreement was originally adopted and approved in 1997.

     The above is a summary of the principal terms of the amendment to the Rights Agreement and does not purport to explain all of the material terms of the amendment. You should read the Amended and Restated Preferred Shares Rights Agreement, which is filed as an exhibit to this report, for a more detailed understanding of the terms of the Rights Agreement.

Item 7. Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits

99.1	Amended and Restated Preferred Shares Rights Agreement, dated as of April 11, 2002, by and between CorVel Corporation and U.S. Stock Transfer Corporation, including the Certificate of Determination, the Certificate of Amendment of the Certificate of Determination, the form of Rights Certificate (as amended) and the Summary of Rights (as amended) attached thereto as Exhibits A-1, A-2, B and C, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 9, 2002

CORVEL CORPORATION, a Delaware corporation

By:	/s/ V. GORDON CLEMONS

V. Gordon Clemons Chairman, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Amended and Restated Preferred Shares Rights Agreement, dated as of April 11, 2002, by and between CorVel Corporation and U.S. Stock Transfer Corporation, including the Certificate of Determination, the Certificate of Amendment of the Certificate of Determination, the form of Rights Certificate (as amended) and the Summary of Rights (as amended) attached thereto as Exhibits A-1, A-2, B and C, respectively.